UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)  August 25, 2010
SANTANDER DRIVE AUTO RECEIVABLES TRUST 2010-2
(Exact Name of Issuing Entity as Specified in its Charter)
Commission File Number of Issuing Entity: 333-139609-06
SANTANDER DRIVE AUTO RECEIVABLES LLC
(Exact Name of Depositor as Specified in its Charter)
Commission File Number of Depositor: 333-139609
SANTANDER CONSUMER USA INC.
(Exact Name of Sponsor as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation of Issuing Entity/Registrant)
27-6549872
(Issuing Entity’s I.R.S. Employer Identification No.)

c/o Santander Drive Auto Receivables LLC 8585 North Stemmons Freeway, Suite 1100-N Dallas, Texas	75247

(Address of Principal Executive Offices)	(Zip Code)
(214) 292-1930
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     In connection with the issuance of the of Class A-1 0.40544% Auto Loan Asset Backed Notes, Class A-2 0.95% Auto Loan Asset Backed Notes, Class A-3 1.24% Auto Loan Asset Backed Notes, Class B 2.24% Auto Loan Asset Backed Notes and Class C 3.89% Auto Loan Asset Backed Notes (the “Notes”) by Santander Drive Auto Receivables Trust 2010-2 (the “Issuer”) described in the Final Prospectus Supplement dated August 19, 2010, the Registrant and/or the Issuer have entered into the agreement(s) listed in Item 9.01(d)below. This Current Report on Form 8-K is being filed in connection with the execution of such agreement(s) to satisfy an undertaking to file copies of certain agreements executed in connection with the issuance of the Notes.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit
No.	Document Description

4.1	Indenture, dated as of August 25, 2010, between the Issuer and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”).

10.1	Purchase Agreement, dated as of August 25, 2010, between Santander Consumer USA Inc. (“SC USA”) and Santander Drive Auto Receivables LLC (“Santander Drive”).

10.2	Sale and Servicing Agreement, dated as of August 25, 2010, among the Issuer, Santander Drive, SC USA and the Indenture Trustee.

10.3	Administration Agreement, dated as of August 25, 2010, among the Issuer, SC USA, as administrator, and the Indenture Trustee.

10.4	Amended and Restated Trust Agreement, dated as of August 25, 2010, between Santander Drive and Deutsche Bank Trust Company Delaware, not in its individual capacity but solely as owner trustee for the Issuer.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 26, 2010	SANTANDER DRIVE AUTO RECEIVABLES LLC
	By:	/s/ Andrew Kang
		Name:	Andrew Kang
		Title:	Vice President